Exhibit 10.1

Termination Agreement

This TERMINATION AGREEMENT (hereinafter referred to as the “Agreement”) is entered into on June 6 , 2011 by and between:

Tibet Pharmaceuticals, Inc., a company legally incorporated under the laws of British Virgin Islands and listed in NASDAQ, having a principal executive office at Room 1701, 17/F 90 Jaffe Rd. Wanchai, Hong Kong (hereinafter referred to as “TBET”)

AND:

Taylor Z. Guo, a citizen of PRC with Passport number G02189821 (hereinafter referred to as the “Taylor”)

(TBET and Taylor hereinafter collectively referred to as “Parties”)

1. PREAMBLE

WHEREAS, prior to the Termination Date provided in this Agreement, Taylor served as CEO for TBET;

WHEREAS, Taylor wishes to resign as CEO of TBET, and TBET agrees to discharge Taylor from his current position as CEO of TBET;

THEREFORE, THE PARTIES AGREE AS FOLLOWS:

2. TERMINATION OF EMPLOYMENT

2.1 Termination Date

The parties agree that Taylor’s employment with the TBET will terminate on June, 6 , 2011 (hereinafter referred to as the “Termination Date”).

2.2 Severance Pay

The Parties agree that there is no severance pay to be paid to Taylor by TBET.

3. SETTLEMENT AND RELEASE

Taylor hereby irrevocably and unconditionally releases and discharges TBET from any and all claims, known or unknown, which he, his heirs, successors or assigns have or may have against releases and any and all liability which releases may have to him whether denominated as claims, demands, causes or action, obligations, damages, or liabilities arising from any and all bases.

This release is for any relief, no matter how denominated, including, but not limited to, back pay, front pay, compensatory damages, punitive damages, or damages for pain and suffering.

4. PENDING FUTURE LITIGATION

Taylor agrees to participate in any future litigation arising out of the period of his employment with TBET by giving advice, participating in discovery, and giving deposition and trial testimony as may be necessary, as well as participation in other activities related to such litigation.

If Taylor is required to participate in either pending or future litigation, TBET agrees to reimburse Taylor for all out-of-pocket expenses reasonably incurred in connection therewith.

5. COMMITMENT TO CONFIDENTIALITY AND NONDISCLOSURE

For a period of 36 months from the Termination Date, Taylor is committed to TBET to:

a) keep confidential and not disclose the information;

b) take and implement all appropriate measures to protect the confidentiality of the information;

c) not disclose, transmit, exploit or otherwise use for its own account or others.

6. NON-COMPETITION

For a period of 12 months from the Termination Date, Taylor makes a commitment to TBET that it shall not render services to or for direct or indirect competitors of TBET.

7. NON-SOLICITATION

Taylor covenants and agrees that during the period ending 24 months after the Termination Date, he will not, directly or indirectly, hire, solicit, or encourage then-current TBET employees to apply for employment with any person or entity: (a) with which Taylor is (or intends to be) employed; (b) in which Taylor or a firm in which he is employed, has a financial interest or is engaged as a consultant, recruiter, independent contractor or otherwise; or (c) in which Taylor is otherwise substantially financially interested.

Taylor further covenants and agrees that he will not provide to any other person or entity the names of or references (other than a reference requested by TBET) on any person who is then employed by TBET.

The Parties agree that if in any proceeding, the tribunal shall refuse to enforce fully any covenants contained herein because such covenants cover too extensive a geographic area or too long a period of time or for any other reason whatsoever, any such covenant shall be deemed amended to the extent (but only to the extent) required by law.

8. EFFECTIVE DATE OF AGREEMENT

This Agreement shall enter into force on the Termination Date provided in clause 2.1.

Tibet Pharmaceuticals, Inc.

By:	/s/ Hong Yu	(Signature)
Hong Yu

Title:	Chairman

By:	/s/ Taylor Z. Guo	(Signature)
Taylor Z. Guo